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                [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP]



                                 July 6, 2000

ACT Networks, Inc.
26707 West Agoura Road
Calabasas, CA 91302

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger and Reorganization, dated as of May 1, 2000, as amended (the "Agreement"), between Clarent Corporation, a Delaware corporation ("Parent"), Copper Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ACT Networks, Inc., a Delaware corporation ("Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Agreement;

          2.  The Registration Statement;

          3. Those certain tax representation letters dated July 6, 2000, and delivered to us by Parent, Merger Sub and Target containing certain representations of Parent, Merger Sub and Target (the "Tax Representation Letters"); and

          4. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.
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                [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP]

Act Networks, Inc.                                                July 6, 2000
                                                                        Page 2

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. That all representations, warranties and statements made or agreed to by Parent, Merger Sub and Target, their management, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Agreement (including exhibits thereto) and the Tax Representations Letters delivered to us by Parent, Merger Sub and Target are true at all relevant times;

          B Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all of these documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

          C. That all covenants contained in the merger agreement (including exhibits thereto) and the Tax Representations Letters are performed without waiver or breach of any material provision of these covenants;

          D. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;

          E. That the merger will be reported by Parent, Merger Sub and Target on their respective United States federal income tax return in a manner consistent with this opinion;

          F. That any representation or statement made "to the knowledge" or similarly qualified is correct without qualification; and

          G. That the opinion dated July 6, 2000, rendered by Cooley Godward LLP to Parent pursuant to the Reorganization Agreement has been delivered and has not been withdrawn.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences."
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                [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP]


Act Networks, Inc.                                                 July 6, 2000
                                                                         Page 3


          In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          (2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                                 Very truly yours,


                                 /s/ BROBECK, PHLEGER & HARRISON LLP
                                 BROBECK, PHLEGER & HARRISON LLP